Exhibit 99.1

IA GLOBAL MAINTAINS AMEX LISTING

BURLINGAME, CA  December 28, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) On December 27, 2004, the company received notice from the AMEX Staff that the company has evidenced compliance with the requirements for continued listing on AMEX.

In addition, the AMEX Staff reminded the company that it has become subject to
Section 1009(h) of the AMEX Company Guide and its financial report on Form 10-K for the fiscal year ending December 31, 2004, when it is expected to be filed on approximately March 31, 2005, must evidence compliance with Section 1003(a)(iii) of the AMEX Company Guide, which requires a company to have shareholders' equity above $6,000,000, provided the company expects to incur losses from continuing operations and/or net losses in its five most recent fiscal years.

The company is working to maintain its AMEX listing, but there can be no guarantee that this listing will be achieved after March 31, 2005.

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Through our 67% equity interest in Fan Club Entertainment Ltd., we are a creative design studio focused on web and traditional print media, including providing services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We hold a 95% equity interest in QuikCAT, a leading multi-media compression technology company, which has developed several patent video, picture and audio compression algorithms (codecs).

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K, FORMS 10-Q AND OTHER FORMS AS FILED WITH THE SEC.